UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): September 18, 2020
Putnam Premier Income Trust (Exact Name of Registrant as Specified in its Charter)
Massachusetts (State or Other Jurisdiction of Incorporation)	811-05452 (Commission File Number)	04-2995046 (IRS Employer Identification No.)
100 Federal Street Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 292-1000
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐           Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐           Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of beneficial interest	PPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (CFR 240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2020, the Board of Trustees of Putnam Premier Income Trust (the “Fund”) amended and restated the Bylaws of the Fund (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws have been revised to include provisions (collectively, the “Control Share Amendment”) pursuant to which, in summary, a shareholder who obtains beneficial ownership of Fund shares in a “Control Share Acquisition” may exercise voting rights with respect to such shares only to the extent the authorization of such voting rights is approved by other shareholders of the Fund.  The Control Share Amendment is primarily intended to protect the interests of the Fund and its shareholders by limiting the risk that the Fund will become subject to undue influence by activist investors.  As described further below, the Control Share Amendment does not eliminate voting rights for shares acquired in Control Share Acquisitions, but rather, it entrusts the Fund’s other “non‑interested” shareholders with determining whether to approve the authorization of voting rights for such shares.

Subject to various conditions and exceptions, the Amended and Restated Bylaws define a “Control Share Acquisition” to include an acquisition of Fund shares that, but for the Control Share Amendment, would entitle the beneficial owner, upon the acquisition of such shares, to vote or direct the voting of shares having voting power in the election of Fund Trustees within any of the following ranges:

(i) One‑tenth or more, but less than one‑fifth of all voting power;

(ii) One‑fifth or more, but less than one‑third of all voting power;

(iii) One‑third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Shares acquired prior to September 18, 2020 are excluded from the definition of Control Share Acquisition, though such shares are included in assessing whether any subsequent share acquisition exceeds one of the enumerated thresholds.  Subject to various conditions and procedural requirements set forth in the Amended and Restated Bylaws, including the delivery of a “Control Share Acquisition Statement” to the Fund’s Clerk setting forth certain required information, a shareholder who obtains beneficial ownership of shares in a Control Share Acquisition generally may request a vote of Fund shareholders (excluding such acquiring shareholder and certain other interested shareholders) to approve the authorization of voting rights for such shares at the next annual meeting of Fund shareholders, notice of which has not been given prior to the receipt by the Fund of the Control Share Acquisition Statement.

The above discussion is only a high‑level summary of certain aspects of the Control Share Amendment, and is qualified in its entirety by reference to the full Amended and Restated Bylaws.  Investors should refer to the Amended and Restated Bylaws for more information.

The Amended and Restated Bylaws were effective as of September 18, 2020 and are attached as an Exhibit and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
5.03	Amended and Restated Bylaws of Putnam Premier Income Trust dated September 18, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Putnam Premier Income Trust
	By:	/s/ Jonathan S. Horwitz
Jonathan S. Horwitz
Date: September 23, 2020		Executive Vice President, Principal Executive Officer and Compliance Liaison